Exhibit 99.1

www.bankrate.com

FOR IMMEDIATE RELEASE

BANKRATE, INC. ANNOUNCES THE ACQUISITION OF BANKAHOLIC

CONFERENCE CALL SCHEDULED TODAY AT 4:30 P.M. ET

New York, NY – September 23, 2008 – Bankrate, Inc. (Nasdaq: RATE) announced today it has acquired Bankaholic, a Web site owned by Blackshore Properties, Inc. Bankaholic provides rate information on savings products, such as certificates of deposit, savings accounts, and money market accounts, as well as insurance quotes and a comparison of the best credit card offers, which are currently powered by Bankrate. In addition, Bankaholic offers consumers advice and information that allows consumers to comment and rate banks and their promotions through social networking features. Bankrate paid $12.4 million for Bankaholic, with up to an additional $2.5 million in earn-out payments available for the attainment of certain performance metrics in the next 12 months.

“We have been working with Bankaholic in a co-brand relationship since July and have seen first-hand the volume and quality of its traffic,” stated Thomas R. Evans, President and CEO of Bankrate. “Bankaholic is ranked high in natural search for both deposit and credit card keywords. We believe their organic traffic will increase our deposit and credit card revenue, and with a high composition of free traffic, will help to improve margins,” Mr. Evans added.

Bankrate will take over the operation and management of the Bankaholic Web site immediately. Johns Wu, the founder of Bankaholic, is the sole employee and will work with the company for a specified period of time during the transition.

Bankrate will hold a brief conference call today at 4:30 p.m. ET to discuss the Bankaholic acquisition and provide an update of the current state of the company’s business.

Conference Call Dial-In Information:

To participate in the teleconference please dial: (913) 312-1483. International callers should dial: (888) 245-0987. Please access the call at least 10 minutes prior to the time the conference is set to begin.

Conference Call Replay Information:

A replay of the conference call will be available beginning September 23, 2008 at 7:30 p.m. ET / 4:30 p.m. PT through October 6, 2008. To listen to the replay, call (719) 457-0820 and use the pass code: 7324962. International callers should dial (888) 203-1112 and enter the pass code: 7324962.

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About Bankrate, Inc. (NASDAQ:RATE)

The Bankrate network of companies includes Bankrate.com, Interest.com, Mortgage-calc.com, Nationwide Card Services, Savingforcollege.com, Fee Disclosure and InsureMe. Each of these businesses helps consumers to make informed decisions about their personal finance matters. The company’s flagship brand, Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate.com is the leading aggregator of rates and other information on more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate.com reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2007, Bankrate.com had nearly 60 million unique visitors. Bankrate.com provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal and The New York Times (NYSE: NYT). Bankrate.com’s information is also distributed through more than 500 newspapers.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

Certain matters included in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: the willingness of our advertisers to advertise on our web site, interest rate volatility, our ability to establish and maintain distribution arrangements, our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future, our ability to maintain the confidence of our advertisers by detecting click-through fraud or unscrupulous advertisers, the effect of unexpected liabilities we assume from our acquisitions, the effects of expanding our operations internationally, the ability of consumers to access our Online Network through non-PC devices, our ability to manage traffic on our Online Network and service interruptions, increased competition and its effect on traffic, advertising rates, margins and market share, our ability to protect our intellectual property, the effects of facing liability for content on our Online Network, the concentration of ownership of our

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common stock, the fluctuations of our results of operations from period to period, the accuracy of our financial statement estimates and assumptions, our ability to adapt to technological changes, the impact of legislative or regulatory changes affecting our business, changes in consumer spending and saving habits, changes in accounting principles, policies, practices or guidelines, effects of changes in the stock market and other capital markets, the strength of the United States economy in general. These and additional important factors to be considered are set forth under “Introductory Note”, “Item 1A. Risk Factors,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:

Bruce J. Zanca

SVP, Chief Marketing and Communications Officer

bzanca@bankrate.com

(917) 368-8648